Exhibit 10.2
FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (this “Agreement”) is made this 9th day of July, 2010 by and between Bank of America, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-WHALE 8 (“Trustee”) and MONDRIAN HOLDINGS LLC, a Delaware limited liability company (the “Borrower”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Promissory Note A-1 (the “A-1 Note”) and that Promissory Note A-2 (the “A-2 Note”), each dated October 6, 2006 (hereinafter, collectively, the “Note”), Wachovia Bank, National Association, a national banking association (“Lender”) made a loan to Borrower in the principal amount of One Hundred Twenty Million Five Hundred Thousand and 00/100 Dollars ($120,500,000.00) (the “Loan”);
WHEREAS, the Note is secured by an Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated October 6, 2006 (the “Mortgage”) made by Borrower to Lender;
WHEREAS, the relationship between the holders of the A-1 Note and the A-2 Note is governed by that certain Amended and Restated Intercreditor and Servicing Agreement, dated as of October 6, 2006 (the “Intercreditor Agreement”), between Wachovia Bank, National Association, as the Initial Lead Lender, and Citigroup Global Markets Realty Corp., as Initial Co-Lender;
WHEREAS, the A-1 Note was subsequently split into a senior piece (the “Senior A-1 Note”) and a junior piece (the “Junior A-1 Note”) pursuant to a Participation and Servicing Agreement, dated as of May 24, 2007 (the “Participation Agreement”), between Wachovia Bank, National Association, as the Senior Participant, and CBRE Realty Finance Holdings IV, LLC, as the Junior Participant;
WHEREAS, the Senior A-1 Note is held within a securitized pool of loans known as the Series 2007-WHALE 8, Commercial Mortgage Pass-Through Certificates, which is governed by that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”);
WHEREAS, pursuant to the terms of the Intercreditor Agreement and the Participation Agreement, the various note holders of the Senior A-1 Note, Junior A-1 Note and the A-2 Note (which has also been split into a junior and senior piece) have agreed that the Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement;
WHEREAS, Wachovia Bank, National Association (“Servicer”) is the servicer under the Pooling and Servicing Agreement;

WHEREAS, CWCapital Asset Management LLC (“Special Servicer”) is the special servicer with respect to the Loan under the Pooling and Servicing Agreement;
WHEREAS, the Note and Mortgage mature on the Maturity Date (July 12, 2010) set forth therein and there is an imminent risk of default under the Note and Mortgage on the Maturity Date;
WHEREAS, Borrower has requested Trustee, and Trustee has agreed for itself, as holder of the Senior A-1 Note, and on behalf of the holders of the Junior A-1 Note and the senior and junior participation interests in the A-2 Note, that Trustee forbear from exercising its rights and remedies under the Mortgage, the Note and under applicable law due to Borrower’s failure to pay the Debt when due on the Maturity Date under the Mortgage and the Note (the “Identified Default”) and Trustee is willing to forbear for a specific period of time on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Trustee and Borrower hereby agree as follows notwithstanding any provision to the contrary contained in the Loan Documents (as defined below):
Section 1. Effect of Prior Agreements. Except as specifically modified by the terms of this Agreement, all prior agreements between Trustee, Servicer, Special Servicer and Borrower, including, but not limited to the Note, the Mortgage and any other document evidencing, securing, governing or guaranteeing the Loan (collectively, the “Loan Documents”) shall remain in full force and effect. Borrower hereby ratifies and affirms all of its covenants and obligations under the Loan Documents, as further amended hereby, and further covenants and agrees to perform fully all of such covenants and obligations in accordance with the express terms of the Loan Documents, as further amended hereby.
Section 2. Capitalized Terms. All capitalized terms used in this Agreement without definition shall have the meaning assigned to those terms in the Loan Documents.
Section 3. Trustee’s Right to Proceed.
3.1 Except as provided in Section 3.2 below, nothing in this Agreement shall be construed to limit in any way Trustee’s right to take whatever action it deems necessary to protect its interests, including the exercise of any or all rights and remedies available to Trustee under the Loan Documents and applicable law. Except as provided in Section 3.2 below, all of the rights and remedies available to Trustee under the Loan Documents and applicable law shall remain available to Trustee to exercise at any time it desires in its sole discretion.

3.2 Notwithstanding anything to the contrary contained in Section 3.1 above, Trustee agrees to forbear for itself, as holder of the Senior A-1 Note, and on behalf of the holders of the Junior A-1 Note and the senior and junior participation interests in the A-2 Note, from the date hereof until September 12, 2010 (the “Forbearance Period”) from pursuing its rights and remedies under the Loan Documents and applicable law, provided, however: (a) that there is no default or breach of the Loan Documents or this Agreement other than the Identified Default (but subject to the terms hereof); (b) that Borrower does not (i) make a general assignment for the benefit of creditors, (ii) commence a case under or otherwise seek to take advantage of, or become a debtor under any federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law, statute, or proceeding, or (iii) by any act indicate its consent to, or approval of or acquiescence in any such proceeding; (c) that Trustee does not make a determination in good faith that a material adverse change has occurred after execution of this Agreement in the financial condition of Borrower, or in the value of the collateral securing any of the obligations of Borrower, or in the prospects for full and punctual payment and performance of all of the obligations under the Loan Documents and this Agreement; (d) that Borrower keeps all of the collateral insured at all times as required under the Loan Documents; and (e) that Borrower is actively operating in the ordinary course of business.
3.3 In the event Trustee, by and through Special Servicer, elects to pursue any of the rights and remedies under the Loan Documents and applicable law in order to take possession and dispose of the collateral, Borrower agrees to cooperate and assist Special Servicer in assembly and delivery of the collateral to Trustee and in the orderly disposition of the collateral.
Section 4. Business Decisions. All business decisions regarding the operation of Borrower shall continue to be made by Borrower, and Trustee shall have no authority to make any business decisions for Borrower.
Section 5. Representations and Warranties. Borrower represents and warrants that all statements and facts attributed to Borrower in this Agreement are true and correct.
Section 6. Forbearance Agreement Conditions. The failure of Borrower to comply with any of the following shall be an Event of Default under the Mortgage and a Termination Event (hereinafter defined) hereunder:
6.1 Borrower agrees that all Rents and any other revenue of any type or nature whatsoever generated from the Property shall continue to flow through the Central Account and be maintained in accordance with the Loan Documents, except that any excess revenue generated from the Property shall not be distributed as directed by Borrower but instead shall be held by Lender in the Curtailment Reserve Sub-Account.
Section 7. Acknowledgment, Waiver and Release. In order to induce Trustee to enter into this Agreement, Borrower:
7.1 Acknowledges and agrees that Trustee has fully and properly discharged any duties, covenants and other provisions of the Loan Documents up to the date of this Agreement.

7.2 Acknowledges, ratifies and confirms that Borrower is liable for all fees and expenses (including attorneys’ fees, if any) incurred by Trustee and Special Servicer in connection with the preparation and execution of this Agreement and such other documents and instruments as relate hereto, and the collection of all amounts due to Trustee under the Loan Documents.
7.3 Waives all prior forbearance of Trustee to the date of this Agreement.
7.4 Acknowledges and confirms that Borrower had adequate opportunity to review this Agreement and has consulted with, or had the opportunity to consult with, such advisors, accountants and attorneys as Borrower deems necessary or appropriate, that this Agreement is the product of comprehensive negotiations and that Borrower has voluntarily and knowingly entered into this Agreement and is in complete agreement with it.
7.5 Acknowledges, ratifies and confirms the Loan Documents and agrees that the Loan Documents shall remain in full force and effect unless expressly modified in this Agreement.
7.6 Releases, remises, acquits, and forever discharges Trustee, Servicer and Special Servicer and each of their officers, directors, employees, agents, successors, and assigns, from any and all matters or claims, actions, causes of action, suits, debts, agreements, and demands whatsoever whether known or unknown, in law or in equity, or otherwise (including, but not limited to, any affirmative defenses, counterclaims, setoffs, deductions, or recoupments) which Borrower now or hereafter may have against Trustee, Servicer and Special Servicer, their officers, directors, employees, agents, successors, and assigns by reason of any act, omission, cause, matter or thing whatsoever existing or done to the date of this Agreement with respect to and in connection with the Loan.
7.7 Acknowledges and agrees that in the event Borrower (a) files or is the subject of any petition seeking, or an order for relief for, reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (b) has sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, without prejudice to Trustee’s right to seek relief at any time from any stay imposed under Title 11 of the United States Bankruptcy Code, as now or hereafter amended, or any other federal or state act or law, the Trustee will be entitled to relief terminating such stay after the expiration of one hundred twenty (120) days from the filing of any bankruptcy or insolvency proceeding, and any action taken by the Special Servicer on behalf of the Trustee in this regard will not be defended or contested by Borrower, in each case to the extent that such waiver of the automatic stay is permissible under applicable law.
7.8 Acknowledges and agrees that (a) Borrower will not, directly or indirectly, do any act or fail to do any act, which would impair or affect Trustee’s security interest in any of the collateral and (b) Borrower will not contest the valid exercise of Trustee’s rights or remedies under the Loan Documents and/or this Agreement.

Section 8. Non-Waiver by Trustee. Borrower acknowledges and agrees that Trustee shall not be deemed to have waived previously, and does not waive by this Agreement or by acting under this Agreement, any default or event of default under the Loan Documents which may have occurred previously or which may hereafter occur, or, subject to the provisions of Section 3.2 hereof, any rights or remedies of Trustee under the Loan Documents or applicable law as a result of such default or event of default. No failure or delay on the part of Trustee in exercising any right or remedy hereunder, under the Loan Documents, or under applicable law, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any future exercise thereof or the exercise of any other right or remedy. Acceptance by Servicer of any payment in an amount less then due shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default under this Agreement.
Section 9. Termination. Each of the following events (a “Termination Event”) shall constitute an event that shall result in a termination of this Agreement and the Foreclosure Period hereunder:
9.1 The Borrower fails to promptly, punctually or faithfully perform any term or condition of this Agreement as and when due;
9.2 Any of the following events occur: (i) the Borrower shall commence a voluntary case under Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”); (ii) an involuntary case under the Bankruptcy Code is commenced against the Borrower; (iii) a custodian (as defined in the Bankruptcy Code), receiver, liquidator, trustee or other similar person is appointed for, or takes charge of, all or any substantial part of the Borrower’s property; (iv) the Borrower commences any other proceeding under any reorganization, arrangement, adjustment or debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower; (v) the Borrower makes a substantial transfer in fraud of its creditors or makes a general assignment for the benefit of creditors; (vi) any attachment, execution, levy, judicial or charging order shall be made or obtained against all or a substantial part of the Borrower’s property; or (vii) any proceeding, arbitration or contest (without regard to the party initiating same) shall be initiated under the Bankruptcy Code or any other federal or state or other law or otherwise to prevent the Borrower from complying with its obligations under the Loan Documents; or
9.3 An Event of Default occurs under the Loan Documents other than the Identified Default (but subject to the terms hereof).
The Borrower expressly agrees and acknowledges that TIME IS OF THE ESSENCE with respect to the Borrower’s performance of its obligations under this Agreement.

Section 10. Rights Upon Termination Event. Upon the occurrence of any Termination Event:
10.1 The Trustee’s agreement to forbear as set forth in this Agreement shall automatically terminate without notice, and the Borrower shall immediately pay the Debt together with all accrued interest, costs, late fees, attorneys’ fees, or other charges due under the Loan Documents to the Trustee in full, without demand, notice, or protest, all of which are hereby expressly waived by the Borrower; and
10.2 The Borrower shall pay the Trustee’s reasonable attorneys’ fees incurred in connection with the enforcement of the Trustee’s remedies under the Loan Documents.
The above rights and remedies shall be in addition to any other rights or remedies the Trustee may have against the Borrower under the Loan Documents, at law and/or in equity.
Section 11. Execution in Counterparts. This Agreement may be executed in any number of separate counterparts by different parties hereto, each of which, when so executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. This Agreement shall not be binding and enforceable as to any party who executes this Agreement until it has been executed by Borrower and Trustee, by and through Special Servicer.
Section 12. Further Assurances. Trustee and Borrower agree to cooperate with each other in preparing and executing such other and further documents and taking such other and further action as may be necessary or appropriate to implement this Agreement.
Section 13. Choice of Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California (excluding the choice of law rules thereof).
Section 14. Invalidity of Any Part. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions this Agreement operate or would prospectively operate to invalidate this Agreement, then and in any of those events, the following shall occur: (a) the provision(s) shall be enforced to the fullest extent of its validity, legality and enforceability; or (b) if such provisions would operate so as to invalidate this entire Agreement, only such provision(s) shall be void as though not herein contained, and the remainder of the clauses and provisions of this Agreement will remain in full force and effect. If, for any circumstance whatsoever, fulfillment of such provision shall be proscribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.
Section 15. Miscellaneous. The recitals are incorporated into and made a part of this Agreement. Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular. The use of any gender, tense, or conjugation shall include all genders, tenses, and conjugations. The paragraph headings and subparagraph headings have been included for convenience, are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement. This Agreement may only be amended, waived, changed, modified, or discharged by an agreement in writing signed by the parties.
[Signatures on following page.]

IN WITNESS WHEREOF, and intending to create an instrument under seal, Borrower and Trustee have duly executed this Agreement under seal as of the day and year first written above.

BORROWER: MONDRIAN HOLDINGS LLC, a Delaware limited liability company
By:	/s/ Richard Szymanski
	Name:	Richard Szymanski
	Title:	Authorized Signatory

TRUSTEE: BANK OF AMERICA, N.A., Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-WHALE 8
By:	CWCapital Asset Management LLC,
solely in its capacity as Special Servicer

By:	/s/ Kevin Thompson
	Name:	Kevin Thompson
	Title:	Vice President